Exhibit 23.2

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144798, 333-147058, 333-1158057 ,333-152206 ,333-165630 ,333-175760 ,333-181069 and 333-193095) and Form F-3 (Nos. 333-116044,333-133330, 333-148504, 333-150015 and 333-185681) of BluePhoenix Solutions Ltd., of our report dated March 27,2014, relating to the consolidated financial statements included in this annual report on  Form 10-K.

Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
March 27, 2014